The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-254547
Subject to Completion, Dated August 18, 2022
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated April 14, 2021)
CAPSTONE GREEN ENERGY CORPORATION
           Shares of Common Stock
Warrants to Purchase up to      Shares of Common Stock
We are offering           shares of our common stock, par value $0.001 per share, including rights associated with our NOL rights plan, and warrants to purchase up to      shares of our common stock (the “Warrants”) pursuant to this prospectus supplement and the accompanying prospectus. Each share of our common stock is being sold together with a Warrant to purchase one share of our common stock. The public offering price for each share of common stock and accompanying Warrant to purchase one share of common stock is $      . Each Warrant will have an exercise price of $      per share and will be immediately exercisable for a five year period after the date of issuance. The shares of our common stock and the Warrants are immediately separable and will be issued separately, but will be purchased together in this offering. The shares of our common stock issuable from time to time upon exercise of the Warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus (this “offering”). The Warrants will be issued in book-entry form pursuant to a warrant agency agreement between us and Broadridge Corporate Issuer Solutions, Inc. as warrant agent.
There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
Our common stock is listed on the Nasdaq Capital Market under the symbol “CGRN.” On August 17, 2022, the closing sales price of our common stock on the Nasdaq Capital Market was $3.70 per share.
As of the date of the filing of our Annual Report on Form 10-K, we are subject to the limitations imposed by General Instruction I.B.6. As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $58,103,064 based on 15,091,705 outstanding shares of common stock held by non-affiliates and a per share price of $3.85, the closing price of our common stock on August 16, 2022, which is the highest closing sale price of our common stock on The Nasdaq Capital Market within the prior 60 days. We have not sold any securities pursuant to General Instruction I.B.6 since we became subject to the limitations imposed by such rule.
The offering is being underwritten on a firm commitment basis. While the underwriters intend to offer the shares of common stock and the Warrants at the price set forth on the cover of this prospectus supplement, the underwriters may offer the shares of common stock and the Warrants from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on Nasdaq, or to dealers in negotiated transactions or in a combination of such other methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-6 of this prospectus supplement, page 8 of the accompanying prospectus, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference herein for more information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share and Accompanying Warrant	Total
Public offering price	$	$
Underwriting discount and commissions(1)	$	$
Proceeds, before offering expenses, to us(2)	$	$

(1)
See “Underwriting” for additional disclosure regarding underwriting compensation.

(2)
The above summary of offering proceeds does not give effect to any proceeds from the exercise of the Warrants being issued in this offering.

Delivery of the shares of common stock and the Warrants is expected to be made on or about           , 2022, subject to the satisfaction of customary closing conditions
Sole Book-Running Manager
LAKE STREET
Co-Manager
JOSEPH GUNNAR & CO., LLC
Prospectus Supplement dated August    , 2022.

Prospectus Supplement
Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectuses we may provide to you in connection

S-i

with this offering is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

S-ii

About This Prospectus Supplement
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides you with more general information, some of which may not apply to this offering.
Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus, and, when we refer to the accompanying prospectus, we are referring to the base prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus as provided for under the heading “Incorporation of Certain Information by Reference” and any related free writing prospectus that we authorized to be delivered to you when making your investment decision.
Owning securities may subject you to tax consequences. This prospectus supplement and the accompanying prospectus supplement may not describe these tax consequences fully. You should consult your own tax advisor with respect to your own particular circumstances.
The registration statement of which this prospectus supplement and the accompanying prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus supplement. This prospectus supplement and the accompanying prospectus also contain summaries of certain provisions contained in some of the documents described herein or therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein or therein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part. You may obtain copies of the registration statement of which this prospectus supplement and the accompanying prospectus form a part and of those documents at the SEC’s website mentioned under the heading “Where You Can Find Additional Information.” We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs or the affairs of any other party.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

Prospectus Supplement Summary
This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus supplement, the accompanying prospectus, including under the sections titled “Risk Factors” included herein and therein, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus supplement to “Capstone,” “we,” “us,” or “our” or similar references refer to Capstone Green Energy Corporation and its subsidiaries, and references to our fiscal years refer to our fiscal years ending March 31.
Capstone Green Energy Corporation
We are a provider of customized microgrid solutions, on-site resilient green Energy as a Service (EaaS) solutions, and on-site energy technology systems focused on helping customers around the globe meet their environmental, energy savings, and resiliency goals. In April 2021, we added additional products to our portfolio and shifted our focus to four key business lines. Our Energy Conversion Products business line is driven by the Company’s industry-leading, highly efficient, low-emission, resilient microturbine energy systems offering scalable solutions in addition to a broad range of customer-tailored solutions, including hybrid energy systems and larger frame industrial turbines. Through our Energy as a Service business line, we offer rental solutions utilizing our microturbine energy systems and battery storage systems, comprehensive factory protection plan service contracts that guarantee life-cycle costs, as well as aftermarket spare parts. Our two emerging business lines are Energy Storage Products and Hydrogen Energy Solutions. Our Energy Storage Products business line designs and installs microgrid storage systems creating customized solutions using a combination of battery technologies and monitoring software. Through our Hydrogen Energy Solutions business line, we offer customers a variety of hydrogen products, including the Company’s microturbine energy systems. Because these are new offerings, Energy Storage Products and Hydrogen Energy Solutions revenue has been immaterial to date.
We develop, manufacture, market and service microturbine technology solutions for use in stationary distributed power generation and distribution networks applications, including energy efficient cogeneration combined heat and power (“CHP”), integrated combined heat and power (“ICHP”), and combined cooling, heat and power (“CCHP”), as well as renewable energy, natural resources, and critical power supply applications. Microturbines allow customers to produce power on-site in parallel with the electric grid or stand-alone when no utility grid is available. Several technologies are used to provide “on-site power generation” (also called “distributed generation”) such as reciprocating engine (also known as internal combustion engines), solar photovoltaic power (“PV”), wind turbines and fuel cells. Microturbines can be interconnected to other distributed energy resources to form “microgrids” (also called “distribution networks”) located within a specific geographic area and provide power to a group of buildings. For customers that do not have access to the electric utility grid, microturbines provide clean, on site power with fewer scheduled maintenance intervals and greater fuel flexibility than competing technologies. For customers with access to the electric grid, microturbines provide an additional source of continuous on-site power generation, thereby providing additional reliability and potential cost savings compared to the local utility. With our stand-alone feature, customers can produce their own energy in the event of a utility power outage and can use microturbines as their primary source of power for extended periods of time unlike traditional diesel standby generator sets. Because our microturbines also produce clean, usable heat energy, they provide economic advantages to customers that can benefit from the use of hot water, chilled water, air conditioning and steam. In addition, our microturbines have been used as battery charging generators for hybrid electric vehicles and to provide power to a vessel’s electrical loads in marine applications. Our microturbines are sold, installed and serviced primarily through our global distribution network. Together with our distributors, we offer new and remanufactured parts as well as a comprehensive factory protection plan through long-term service agreements ranging from 5 to 20 years. We also offer our microturbines for rent through our long-term rental program (which form a part of our EaaS business). In addition to our existing microturbine products, we offer additional energy conversion products in the form of Baker Hughes 5 MW, 12 MW, and 16 MW industrial gas turbines, where we will purchase and resell their product.
We offer microturbines designed for commercial, industrial, and onshore and offshore oil and gas applications with product offerings ranging from 30 kilowatts (“kW”) to one megawatt (“MW”) in electric power output, which can be deployed in arrays up to 10 MWs. Our microturbines combine patented air bearing technology, advanced combustion technology, sophisticated power electronics, and advanced software controls to form efficient and ultra-low emission electricity and cooling and heat production systems. Because of our air bearing technology, our microturbines do not require lube oil, grease, or traditional coolants. This means they do not require routine maintenance to change and dispose of lube oil, grease, or other liquid lubricants, as do the most common reciprocating engines
We also manufacture and supply controllers that provide complete automated system control, including electrical load following and custom logic to protect against expensive local utility demand charges. These controllers include the legacy Capstone Logic Controllers (CLC) and the Capstone PowerSync family of system controllers.
Our microturbines can be fueled by various sources, including natural gas, propane, butane, various sour gases, renewable fuels such as renewable natural gas, landfill gas, biogas or digester gas, kerosene, diesel and biodiesel. Our microturbines are available with integrated unit mounted heat exchangers, making them easy to engineer and install in applications where hot water, chilled water, air conditioning and steam is desired. Alternative fuels, in particular hydrogen, are increasingly important and the Company recently released a commercial microturbine that can reliably run on a 30% hydrogen / 70% natural gas mix. This is a promising milestone on the development roadmap to 100% hydrogen solutions.
Our microturbines are sold primarily through distributors and Original Equipment Manufacturers (“OEMs”). Distributors purchase our products for sale to end users and also provide service, application engineering and installation support. Distributors also provide a variety of additional services, including engineering, application, and air permit support services in which the microturbines will be used, installation support of the products at the end users’ sites, commissioning the installed applications and providing post commissioning service, including a comprehensive factory protection plan. Our distributors perform as independent value-added resellers. OEMs integrate our products into their own product solutions.
Capstone was incorporated in California in 1988. On June 22, 2000, we reincorporated as a Delaware corporation. On April 21, 2021, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment of the Second Amended and Restate Certificate of Incorporation of the Company for the sole purpose of changing the Company’s name to Capstone Green Energy Corporation effective as of 12.01 a.m. Eastern Time as of April 22, 2021. Our principal executive offices are located at 16640 Stagg Street, Van Nuys, California 91406, and our telephone number is (818) 734-5300. Our website address is www.capstonegreenenergy.com. The reference to our website does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus or any prospectus supplement.
Recent Developments
As of July 31, 2022, we had secured 34 megawatts (MW) of EaaS contracts, an increase from 26 MW of EaaS contracts as of March 31, 2022 and 7 MW of EaaS contracts as of March 31, 2021. The 34 MW of EaaS contracts include 14 MW of contracts using re-rented equipment with lower capital costs but lower margin rates. Most of our re-rent contracts have a future purchase option.
On August 17, 2022, we announced that we secured an order for five C1000 Signature Series microturbines in upstate New York, with the first two MW being commissioned at the end of 2022 and the remaining three MW commission in early 2023. The project marks the largest single order for Capstone microturbines in the expanding industrial grow house industry and when finished, will become the third largest Capstone microturbine installation worldwide.
On August 16, 2022, President Biden signed the Inflation Reduction Act, which includes an extension, expansion and increase of the federal Investment Tax Credit (ITC) and Production Tax Credit (PTC) for clean energy technologies. The legislation increases the tax credit available to microturbine combined heat and power (CHP) projects from 10% to 30% for projects that are placed in service or safe harbored by the end of 2024, and it reinstates the tax credit for biogas energy projects. A bonus credit of 10% is available for projects that meet domestic content requirements or are in energy communities. It also adds new covered technologies, including energy storage, microgrid controllers, and hydrogen production facilities. Our expanded business strategy includes many of these new technologies like energy storage, microgrid controllers, and hydrogen.

The Offering
Issuer
Capstone Green Energy Corporation
Common stock offered by us
         shares of our common stock.
Warrants offered by us
We are also offering Warrants to purchase up to      shares of common stock. The exercise price of each Warrant will be $      per share. Each Warrant will be immediately exercisable for a five year period after the date of issuance. The terms of the Warrants will be governed by a warrant agency agreement, dated as of the effective date of this offering, between us and Broadridge Corporate Issuer Solutions, Inc. as the warrant agent (the “Warrant Agent”). This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Warrants. The exercise price of the Warrants and the number of shares into which the Warrants may be exercised are subject to adjustment in certain circumstances. See “Description of Securities We are Offering” on page S-15.
Common stock to be outstanding after the offering
          shares, assuming no exercise of the Warrants included in this offering.
Use of proceeds
We intend to use the net proceeds from this offering for working capital, general corporate purposes and growth initiatives, including to expand our Energy as a Service long-term rental fleet. See “Use of Proceeds” on page S-13
Nasdaq Capital Market
symbol
Our shares are traded on the Nasdaq Capital Market under the trading symbol “CGRN”. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
Risk Factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference herein.
Except as otherwise indicated herein, the information above and elsewhere in this prospectus supplement regarding outstanding shares of our common stock is based on 15,315,565 shares of common stock outstanding as of August 16, 2022, and excludes:
•
5,237 shares of common stock issuable upon the exercise of stock options outstanding as of August 16, 2022, with a weighted-average exercise price of $199.87 per share;

•
829,362 shares of common stock issuable upon the exercise of warrants outstanding as of August 16, 2022, with a weighted-average exercise price of $3.68 per share;

•
564,397 shares of common stock issuable upon vesting of restricted stock units outstanding as of August 16, 2022;

•
808,882 additional shares of common stock reserved for future issuance under our stock incentive plans and our employee stock purchase plans as of August 16, 2022; and

•
shares of common stock issuable upon exercise of the Warrants issued in this offering.

Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of the Warrants being offered in this prospectus supplement and accompanying prospectus.

Risk Factors
Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risks and other information included in any document that we file from time to time with the SEC after the date of this prospectus supplement that is incorporated by reference herein, as well as all other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. If any of the events described below or in any such other document occurs or the risks described herein or therein actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities.
Risks Related to this Offering
If we sell additional equity or debt securities to fund our operations, restrictions may be imposed on our business.
In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which may impose restrictive covenants that adversely impact our business. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Pursuant to the Second Amendment (the “Second Amendment”) to the Amended and Restated Note Purchase Agreement (the “A&R Note Purchase Agreement”) dated October 1, 2020 among the Company, certain subsidiaries of the Company, Goldman Sachs Specialty Lending Group, L.P., as collateral agent, and the purchasers party thereto, we are required to use commercially reasonable best efforts to refinance the Notes issued pursuant to such A&R Note Purchase Agreement by October 1, 2022. As of the date of this prospectus supplement, the terms of any such refinancing are currently unknown. Under the Second Amendment we are also required to use our commercially reasonable best efforts to raise a minimum of $10,000,000 through a sale of common stock. We cannot be certain we will be able to satisfy that requirement, although this offering, if consummated, will satisfy it. If we are unable to expand our operations or otherwise capitalize on our business opportunities as a result of such restrictions, our business, financial condition and results of operations could be materially adversely affected.
Sales of substantial amounts of our common stock or the perception that such sales may occur could cause the market price of our common stock to drop significantly.
Future sales of substantial amounts of our common stock, or securities convertible into or exercisable or exchangeable for shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options and warrants, or the perception that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future. Additionally, the market price of our common stock could decline as a result of sales by, or the perceived possibility of sales by, our existing stockholders of shares of our common stock in the market after this offering.
We will have broad discretion in how we use the proceeds of this offering, and we may not use these proceeds effectively, which could adversely affect our results of operations and cause our common stock price to decline.
We will have considerable discretion in the application of the net proceeds of this offering. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. We may not invest the proceeds of this offering effectively or in a manner that yields a favorable or any return, and, consequently, this could result in further financial losses that could have a material and adverse effect on our business, cause the market price of our common stock to decline or delay the development of our products.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.
Since the public offering price per share of our common stock and accompanying Warrant, and the exercise price of the Warrants, in this offering is substantially higher than the net tangible book value per share of our outstanding common stock outstanding prior to this offering, you will suffer dilution in the book value of the common stock you purchase in this offering. The exercise of outstanding stock options and warrants, including the Warrants, may result in further dilution of your investment. After giving effect to the sale of           shares of our common stock and accompanying Warrants pursuant to this offering, and after deducting commissions and estimated offering expenses, our as adjusted pro forma net tangible book value as of June 30, 2022 would have been approximately $      million or approximately $      per share. This represents an immediate increase in net tangible book value of approximately $      per share to our existing shareholders and immediate dilution in as adjusted net tangible book value of approximately $      per share to purchasers of our common stock in this offering. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. As of June 30, 2022, approximately 2,210,442 shares of common stock that are subject to outstanding options or warrants, issuable upon vesting of outstanding restricted stock units or reserved for future issuance under our equity incentive plans are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules and Rule 144 and Rule 701 under the Securities Act of 1933, as amended, (the “Securities Act”). To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, outstanding warrants to purchase 754,362 shares of our common stock provide for anti-dilution protection, which adjusts the exercise price of each warrant, from time to time upon the occurrence of certain events, including the issuance of shares of common stock at a price lower than the exercise price, stock splits, dividends, recapitalizations and similar events. The issuance of the securities in this offering is expected to result in a reduction in the exercise prices of certain of our outstanding warrants, with such reduction to be based upon the consideration we receive per share of common stock issued in this offering, less the value of the associated warrant.
The market price of our common stock has been, and may continue to be, highly volatile and you could lose all or part of your investment in our securities.
An investment in our securities is risky, and stockholders could lose their investment in our securities or suffer significant losses and wide fluctuations in the market value of their investment. The market price of our common stock is highly volatile and is likely to continue to be highly volatile. Given the continued uncertainty surrounding many variables that may affect our business and the industry in which we operate, our ability to foresee results for future periods is limited. This variability could affect our operating results and thereby adversely affect our stock price. Many factors that contribute to this volatility are beyond our control and may cause the market price of our common stock to change, regardless of our operating performance. Factors that could cause fluctuation in our stock price may include, among other things:
•
actual or anticipated variations in quarterly operating results;

•
market sentiment toward alternative energy stocks in general or toward us;

•
changes in financial estimates or recommendations by securities analysts;

•
conditions or trends in our industry or the overall economy;

•
loss of one or more of our significant customers;

•
errors, omissions or failures by third parties in meeting commitments to us;

•
changes in the market valuations or earnings of our competitors or other technology companies;

•
the trading of options on our common stock;

•
announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

•
announcements of significant market events, such as power outages, regulatory changes or technology changes;

•
changes in the estimation of the future size and growth rate of our market;

•
future equity financings;

•
the failure to produce our products on a timely basis in accordance with customer expectations;

•
the inability to obtain necessary components on time and at a reasonable cost;

•
litigation or disputes with customers or business partners;

•
capital commitments;

•
additions or departures of key personnel;

•
sales or purchases of our common stock;

•
the trading volume of our common stock;

•
developments relating to litigation or governmental investigations; and

•
decreases in, or low levels of, oil, natural gas and electricity prices.

Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our common stock. For example, between January 1, 2022 and August 16, 2022, the market price of our common stock ranged from $1.56 to $4.39. Global financial markets have been experiencing extreme disruption in recent months, including, among other things, extreme volatility in securities prices. We are unable to predict the likely duration and severity of the current disruptions in financial markets and adverse economic conditions throughout the world.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable independent research about our business, our stock price and trading volume could decline.
The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts that covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.
Provisions in our certificate of incorporation, bylaws and our NOL rights plan, as well as Delaware law, may discourage, delay or prevent a merger or acquisition at a premium price.
Provisions of our second amended and restated certificate of incorporation, amended and restated bylaws and our stockholder rights plan, as well as provisions of the General Corporation Law of the State of Delaware, could discourage, delay or prevent unsolicited proposals to merge with or acquire us, even though such proposals may be at a premium price or otherwise beneficial to you. These provisions include our board’s authorization to issue shares of preferred stock, on terms the board determines in its discretion, without stockholder approval, and the following provisions of Delaware law that restrict many business combinations.
We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which could prevent us from engaging in a business combination with a 15% or greater stockholder for a period of three years from the date such stockholder acquired such status unless appropriate board or stockholder approvals are obtained.
On May 6, 2019, we and Broadridge Financial Solutions, Inc. successor-in-interest to Computershare Inc., as Rights Agent, entered into a Rights Agreement (the “NOL Rights Agreement”) designed to diminish the risk that our ability to use our net operating losses and certain other tax assets to reduce potential future federal income tax obligations would become subject to limitations by reason of us experiencing an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended. The NOL Rights Agreement replaces the Company’s Rights Agreement, dated May 6, 2016, by and between the Company and Broadridge Financial Solutions, Inc., as successor-in-interest to Computershare Inc., as rights agent. While this NOL Rights Agreement is intended to preserve our net operating losses, it effectively deters current and future purchasers from becoming 4.9% stockholders, including any investors participating in this offering. The NOL Rights Agreement could also make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. On April 7, 2022, our Board approved an extension of the NOL Rights Agreement from May 6, 2022 to May 6, 2025, subject to obtaining shareholder approval ratifying such extension. We submitted such ratification for approval by our shareholders at the next annual meeting of shareholders, which will occur on September 12, 2022.
We do not intend to pay cash dividends. We have never paid dividends on our capital stock and we do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our securities will likely depend on whether the price of our common stock increases.
We have not paid dividends on any of our capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our securities if the price of our common stock increases.
Risks Related to Our Warrants
There is no public market for the Warrants being offered by us in this offering.
There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Warrants will be limited.
Holders of Warrants purchased in this offering will have no rights as common stock holders until such holders exercise their Warrants and acquire our common stock, except as set forth in the Warrants.
Until holders of Warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying the Warrants, except as set forth in the Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a common stock holder only as to matters for which the record date occurs after the exercise date. Accordingly, the Warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time.
The Warrants are speculative in nature.
Holders of the Warrants may exercise their right to acquire the common stock and pay an exercise price of $      per share, subject to certain adjustments, commencing immediately upon issuance for a five-year period, after which period any unexercised Warrants will expire and have no further value. Moreover, following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed offering price. The Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Warrants, and consequently, it may not ever be profitable for holders of the Warrants to exercise the Warrants.
Under certain circumstances, holders may have to pay U.S. federal income tax as a result of a deemed distribution with respect to the Warrants — even if holders do not receive a corresponding distribution of cash — such as, if we adjust, or fail to adjust, the exercise price of the warrants in certain circumstances.
Holders of the Warrants may be treated as having received a constructive distribution in certain circumstances, for example if we make certain adjustments to (or fail to make adjustments to) the exercise price of the Warrants and such adjustment (or failure to make an adjustment) has the effect of increasing the proportionate interest of certain holders in our earnings and profits or assets. Such a distribution could be treated as a taxable dividend or capital gain for U.S. federal income tax purposes even though holders do not receive any cash with respect to such constructive distribution. In addition, non-U.S. Holders (as defined in “Certain Material U.S. Federal Income Tax Considerations”) may be subject to U.S. federal withholding tax on any such constructive distribution on the Warrants. You are advised to consult your independent tax advisor and to read the section titled “Certain Material U.S. Federal Income Tax Considerations” regarding the possibility and tax treatment of any deemed distributions for U.S. federal income tax purposes.

Forward-Looking Statements
This prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements can be identified by the fact that they do not relate strictly to historical or current facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “would,” “could,” “should,” “future,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.
Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements in this prospectus, the accompanying prospectus or in any of the documents that we incorporate by reference, including, among other things:
•
the ongoing effects of the COVID-19 pandemic on our business, financial condition, results of operations and cash flows, and the fact that many of the other factors discussed below may be amplified by the COVID-19 pandemic and the restrictions that have been instituted as a result of the pandemic;

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the availability of credit and compliance with the agreements governing our indebtedness;

•
risks related to our history of net losses and ability to raise additional capital and fund future operating requirements;

•
the development of the market for and customer uses of our microturbines, including our Energy as a Service solutions;

•
our ability to develop new products and enhance existing products;

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our ability to produce products on a timely basis in a high quality manner;

•
availability of sources for and costs of component parts;

•
competition in the markets in which we operate;

•
operational interruption by fire, earthquake and other events beyond our control;

•
federal, state and local regulations of our markets and products;

•
usage of our federal and state net operating loss carryforwards;

•
the financial performance of the oil and natural gas industry and other general business, industry and economic conditions applicable to us; changes to trade regulation, quotas, duties or tariffs, and sanctions caused by the changing U.S. and geopolitical environments, including the ongoing conflict between Russia and Ukraine;

•
our ability to adequately protect our intellectual property rights;

•
the impact of the recent departure of several key management and other employees;

•
the additional covenants imposed by our most recent amendment to the A&R Note Purchase Agreement with Goldman Sachs;

•
the impact of pending or threatened litigation; and

•
other risks and uncertainties discussed under the caption “Risk Factors” in this prospectus supplement and in documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

The foregoing list of factors is not exclusive. For further information about these and other risks, uncertainties and factors affecting our business and prospects, please review the disclosure contained in our filings made with the SEC. You should not place undue reliance on any forward-looking statements. Any forward looking statement or information speaks only as of the date on which it is made. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we expressly disclaim any intent or obligation to update any forward-looking statements or risk factors, whether written or oral, that may be made from time to time by or on behalf of us or our subsidiaries, whether as a result of new information, future events or changed circumstances or for any other reason after the date of such forward-looking statements or risk factors. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Use of Proceeds
We estimate that the net proceeds from this offering will be $      million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of the Warrants sold in the offering. If all of the Warrants sold in the offering were exercised for cash, we would receive additional net proceeds of approximately $      million. We cannot predict when or if these Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised.
We intend to use the net proceeds from the securities sold by us in the offering for working capital, general corporate purposes and growth initiatives, including to expand our Energy as a Service long-term rental fleet.
Pending application of the net proceeds, the net proceeds of this offering will be deposited in interest bearing accounts or invested in certificates of deposit, United States government obligations or other short-term debt instruments selected at our discretion.

Dilution
If you invest in our securities offered by this prospectus supplement, you will experience dilution to the extent of the difference between the combined public offering price per share of common stock and accompanying Warrant you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of June 30, 2022 was approximately $3.6 million, or $0.23 per share of common stock, based on 15,320,673 shares of common stock outstanding as of June 30, 2022. Net tangible book value per share represents our total tangible assets (which excludes goodwill and other intangible assets), less our total liabilities, divided by the aggregate number of shares of our common stock outstanding.
After giving effect to the assumed sale of      shares of common stock and      Warrants to purchase      shares of common stock in this offering at the combined public offering price of $      per share and accompanying Warrants, assuming no exercise of the Warrants offered hereby, and after deducting the commissions and other estimated offering expenses payable by us, our as adjusted pro forma net tangible book value as of June 30, 2022 would have been approximately $      million, or $      per share. This amount represents an immediate increase in net tangible book value of $      per share to existing stockholders as a result of this offering and immediate dilution of approximately $      per share to new investors participating in this offering. The following table illustrates this dilution on a per share basis.
Public offering price per share and accompanying Warrants			$
Net tangible book value per share as of June 30, 2022		$0.23
Increase in pro forma net tangible book value per share attributable to new investors	$
As adjusted pro forma net tangible book value per share after this offering			$
Dilution per share to new investors participating in this offering			$
Except as otherwise indicated herein, the information above and elsewhere in this prospectus supplement regarding outstanding shares of our common stock is based on 15,320,673 shares of common stock outstanding as of June 30, 2022, and excludes:
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7,599 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2022, with a weighted-average exercise price of $201.88 per share;

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829,362 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2022, with a weighted-average exercise price of $3.68 per share;

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663,284 shares of common stock issuable upon vesting of restricted stock units outstanding as of June 30, 2022;

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709,995 additional shares of common stock reserved for future issuance under our stock incentive plans and our employee stock purchase plans as of June 30, 2022; and

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      shares of common stock issuable upon exercise of the Warrants issued in this offering.

To the extent that outstanding options or warrants are exercised or outstanding restricted stock units vest, investors purchasing our common stock in this offering will experience further dilution. In addition, to the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Description of Securities We Are offering
Common Stock
The material terms of our common stock, including the associated NOL purchase rights, and each other class of securities which qualifies or limits our common stock are described under the section captioned “Description of Capital Stock” in the accompanying prospectus.
Warrants
The following is a summary of the material terms and provisions of the Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Warrants, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.
Duration and Exercise Price
The Warrants offered hereby will have an exercise price of $      per share. The Warrants will be immediately exercisable and will be immediately exercisable for a five year period after the date of issuance. The exercise prices and numbers of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. In addition, if within 12 months of the issue date of the Warrants, we or any of our subsidiaries issue any common stock or common stock equivalents at an effective price per share less than that exercise price of the Warrants, then the exercise price will be reduced to that effective price per share, but, not to be less than $1.00, subject to customary exceptions. The Warrants will be issued in certificated form or book-entry form.
Exercisability
The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.895% of our outstanding common stock immediately after exercise.
Cashless Exercise
If, at the time a holder exercises a Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Warrant Shares to the holder or the resale of the Warrant Shares by the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants.
Transferability
Subject to applicable laws, a Warrant in book entry form may be transferred at the option of the holder through the facilities of the Depository Trust Company (“DTC”) and Warrants in physical form may be transferred upon surrender of the Warrant to the Warrant Agent together with the appropriate instruments of transfer. Pursuant to a warrant agency agreement between us and the Warrant Agent, the Warrants initially will be issued in book-entry form and will be represented by one or more global certificates deposited with DTC and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fractional Shares
No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.
Trading Market
There is no established trading market for any of the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
Rights as a Shareholder
Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Warrant holders exercise their Warrants.
Fundamental Transaction
In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.
Waivers and Amendments
No term of the Warrants may be amended or waived without the written consent of the holder of such Warrant.

Certain Material U.S. Federal Income Tax Considerations
The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our shares of common stock and Warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and is applicable only to holders who purchased common stock and Warrants in this offering.
This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
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financial institutions or financial services entities;

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brokers, dealers and traders in securities or foreign currencies

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traders that elect to use a mark-to-market method of accounting;

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governments or agencies or instrumentalities thereof;

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S corporations;

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regulated investment companies;

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real estate investment trusts;

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expatriates or former long-term residents of the United States;

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persons that actually or constructively own five percent or more of our voting shares;

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insurance companies;

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retirement plans;

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dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

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persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

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persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

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persons required to accelerate the recognition of any item of gross income with respect to common stock or warrants as a result of such income being recognized on an applicable financial statement;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•
tax-exempt entities (including private foundations).

This discussion does not consider the tax treatment of partnerships or other pass-through entities (including branches) or persons who hold our securities through such entities. If a partnership (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership or other pass-through entity will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership or other pass-through entity and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership or other pass-through entity holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.
Allocation of Purchase Price
For U.S. federal income tax purposes, a holder’s acquisition of common stock and Warrants should be treated as the separate acquisition of one share of common stock and one Warrant. The purchase price for each security must be allocated between these two components in proportion to their relative fair market values at the time the securities are purchased by the holder. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes in each share of common stock and each Warrant purchased in this offering. The separation of the share of common stock and the Warrant sold together in this offering should not be a taxable event for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the allocation of the purchase price with respect to their purchase of securities in this offering.
The foregoing treatment of the shares of common stock and Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in our securities.
U.S. Holders
For purposes of this summary, a “U.S. Holder” is a beneficial holder of our securities who or that, for U.S. federal income tax purposes is:
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an individual who is a citizen or resident of the United States;

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a corporation or other entity treated as a corporation for U.S. federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.

A “non-U.S. Holder” is a beneficial holder of our securities who or that is neither a U.S. Holder nor a partnership or other pass-through entity for U.S. federal income tax purposes.
Taxation of Distributions
If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our common stock, such distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.
Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividend income” that will be subject to tax at the preferential tax rate accorded to long-term capital gains.
Possible Constructive Distributions with respect to Warrants
The terms of each Warrant provide for an adjustment to the number of shares of common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities We Are Offering — Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of Warrants may be treated as receiving a constructive distribution from us in certain circumstances if, for example, the adjustment (or failure to make an adjustment) increases the holder’s proportionate interest in our assets or earnings and profits. Such constructive distribution would be subject to tax as described under “— U.S. Holders — Taxation of Distributions” above in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest. Generally, a U.S. Holder’s adjusted tax basis in its warrant would be increased to the extent any such constructive distribution is treated as a dividend.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants
A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our common stock and Warrants. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock or Warrants so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in the disposed common stock or Warrant. A U.S. Holder’s adjusted tax basis in its common stock or Warrant will generally equal the U.S. Holder’s acquisition cost (that is, as discussed above, the portion of the purchase price paid in this offering allocated to each share of common stock and each Warrant or, as discussed below, the U.S. Holder’s initial basis for common stock received upon exercise of a Warrant), increased in the case of a Warrant for any taxable constructive distribution and reduced in the case of a share of common stock by any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.
Exercise or Lapse of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a Warrant. The U.S. Holder’s tax basis in the share of our common stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the Warrant (i.e., the portion of the U.S. Holder’s purchase price in this offering that is allocated to the Warrant, as described above under “— Allocation of Purchase Price”) and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the common stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the common stock received would generally equal the holder’s tax basis in the Warrant exercised. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the common stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the Warrant.
It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of Warrants having an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in such Warrants. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the common stock received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised (i.e., the portion of the U.S. Holder’s purchase price in this offering that is allocated to the Warrant, as described above under “— Allocation of Purchase Price”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the common stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Warrant.
Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.
Information Reporting and Backup Withholding
Information returns may be filed with the IRS with respect to dividends or other distributions we may pay to you and proceeds from the sale of your shares of common stock or Warrants. You will be subject to backup withholding on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or Warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.
Non-U.S. Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “— Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “— Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution to a non-U.S. Holder that exceeds our current and accumulated earnings and profits.
Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Possible Constructive Distributions With Respect to Warrants
The terms of each Warrant provide for an adjustment to the number of shares of common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities We Are Offering — Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a non-U.S. Holder of Warrants may be treated as receiving a constructive distribution from us in certain circumstances if, for example, the adjustment (or failure to make an adjustment) increases the holder’s proportionate interest in our assets or earnings and profits. A non-U.S. Holder would be subject to U.S. federal income tax (including any applicable withholding) as described under “— Non-U.S. Holders — Taxation of Distributions” above in the same manner as if such non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.
Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants
A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock or Warrants (including an expiration of our Warrants) unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•
the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” or “USRPHC” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our common stock , and, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under applicable income tax treaties.
If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or Warrants will be subject to tax at generally applicable

U.S. federal income tax rates. In addition, a buyer of our common stock or Warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” (or “USRPIs”) equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our worldwide real property interests and our other business assets, there can be no assurance that we currently are not a USRPHC or that we will not become one in the future. You are urged to consult your own tax advisors regarding the application of these rules.
Exercise or Lapse of a Warrant
The characterization for U.S. federal income tax purposes of the exercise or lapse of a non-U.S. Holder’s Warrant will generally correspond to the characterization described under “— U.S. Holders — Exercise, or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be similar to those described above in “— Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”
Information Reporting and Backup Withholding
We must report annually to the IRS the amount of dividends or other distributions we may pay to you on your shares of common stock and the amount of tax we withhold on any such distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.
The United States imposes backup withholding on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).
Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your shares of common stock or Warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your shares of common stock or Warrants through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting also would apply if you sell your shares of common stock or Warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.
Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or Warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends (including constructive dividends) in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Underwriting
We have entered into an underwriting agreement dated           , 2022 with Lake Street (the “Representative”) as the Representative of the underwriters named below and the sole book-running manager of this offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase the number of our securities set forth opposite their names below.
Underwriters	Number of Shares	Number of Warrants
Lake Street Capital Markets, LLC
Joseph Gunnar & Co., LLC
Total
A copy of the underwriting agreement will be filed as an exhibit to a Current Report on Form 8-K on or around the date of this prospectus and incorporated by reference into this prospectus supplement.
We have been advised by the underwriters that they propose to offer the securities directly to the public at the public offering prices set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $      per share and $      per Warrant.
The underwriting agreement provides that, subject to the satisfaction or waiver by the underwriters of the conditions contained in the underwriting agreement, the underwriters are obligated to purchase and pay for all of the securities offered by this prospectus supplement.
No action has been taken by us or the underwriters that would permit a public offering of the shares of common stock and accompanying Warrants in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sales of any of the securities offered hereby be distributed or published, in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus supplement are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus supplement. This prospectus supplement is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.
The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.
Underwriting Discount and Expenses
The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.
	Per Share and Accompanying Warrant	Total
Public offering price	$	$
Underwriting discount and commissions	$	$
Proceeds, before offering expenses, to us	$	$
We have agreed to reimburse the underwriters for certain out-of-pocket expenses incurred by them up to an aggregate of $120,000, including fees and disbursements of their counsel, with respect to this offering.
We estimate the total expenses payable by us for this offering to be approximately $      , other than (i) the underwriting discount of $      , and (ii) the underwriter expense reimbursement referred to above.
Determination of Offering Price
Our common stock is currently traded on the Nasdaq Capital Market under the symbol “CGRN.” On August 17, 2022, the closing price of our common stock was $3.70 per share. We do not intend to apply for listing of the Warrants on any securities exchange or other trading system.

The public offering prices of the securities offered by this prospectus supplement will be determined by negotiation between us and the underwriters. Among the factors considered in determining the public offering prices of the shares of common stock and Warrants were:
•
our history and prospects;

•
the industry in which we operate;

•
our past and present operating results;

•
the previous experience of our executive officers; and

•
the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus supplement should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the shares of common stock or Warrants sold in this offering can be resold at or above the public offering price.
Lock-up Agreements
Our officers and directors have agreed with the Representative to be subject to a lock-up period of ninety (90) days following the date of this prospectus supplement. This means that, subject to certain exceptions, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. The Representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.
We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for ninety (90) days following the date of this prospectus supplement, although we will be permitted to, among other things, issue stock options or other equity awards under our existing plans. The Representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.
Stabilization, Short Positions and Penalty Bids
In connection with this offering, the underwriters may engage in stabilizing transactions, syndicate covering transactions, and penalty bids in connection with our common stock.
Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum.
Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock and Warrants in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Neither we nor the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriters may be required to make for these liabilities.
Advisory Agreement with the Representative
On September 8, 2021, we entered into an advisory agreement with the Representative (the “Advisory Agreement”), pursuant to which the Representative agreed to render advisory services to us, which may include advisory services on capital raisings and potential acquisitions of a select number of acquisition candidates identified by the Representative or us and mutually agreed to in writing by the Representative and us. The Advisory Agreement has a term of twelve (12) months, may be extended by mutual consent of the Representative and us, and may be terminated by either party upon ten (10) day’s written notice to the other party.
The underwriters or their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, and may in the future receive customary fees and commissions for these transactions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in the United Kingdom
In relation to the United Kingdom, no securities have been offered or will be offered to the public in the United Kingdom prior to the publication of a prospectus supplement in relation to the securities which has been approved by the competent authority in the United Kingdom, except that offers of securities may be made to the public in the United Kingdom at any time under the following exemptions under the Prospectus Regulation:
i.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

ii.
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

iii.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares shall require the issuer or any underwriter to publish a prospectus supplement pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus supplement pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129. References to the Prospectus Regulation includes, in relation to the United Kingdom, the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as “relevant persons” or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus supplement or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus supplement relates to may be made or taken exclusively by relevant persons.
Notice to prospective investors in Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus supplement requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Australia
This prospectus supplement:
•
does not constitute a disclosure document or a prospectus supplement under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or the Exempt Investors.

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.
As any offer of securities under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to prospective investors in the British Virgin Islands
The securities are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of us. The securities may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands. This prospectus supplement has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the securities for the purposes of the Securities and Investment Business Act, 2010 or the Public Issuers Code of the British Virgin Islands.
Notice to prospective investors in Israel
In the State of Israel, this prospectus supplement shall not be regarded as an offer to the public to purchase the securities under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for the securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In

particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer of the securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
Legal Matters
Katten Muchin Rosenman LLP, Chicago, Illinois, will pass upon the validity of the shares of common stock, Warrants and shares of our common stock issuable from time to time upon exercise of the Warrants offered by this prospectus supplement and accompanying prospectus on our behalf. Sullivan & Worcester, LLP, New York, New York, will act as counsel to the underwriters in connection with this offering.
Experts
The consolidated financial statements of Capstone Green Energy Corporation as of March 31, 2022 and 2021 and for each of the two years in the period ended March 31, 2022 included in Capstone Green Energy Corporation’s Annual Report on Form 10-K for its fiscal year ended March 31, 2022, have been incorporated by reference herein and in the registration statement of which this prospectus supplement and accompanying prospectus form a part in reliance upon the reports of Marcum LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Where You Can Find Additional Information
We post on our public website (http://www.capstonegreenenergy.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on, or that may be accessed through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus. You can also review our electronically filed reports and other information that we file with the SEC on the SEC’s website at http://www.sec.gov.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. This prospectus supplement does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the information incorporated by reference herein. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Incorporation of Certain Information By Reference
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:
•
Our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on July 13, 2022, which contains our audited financial statements for the latest fiscal year for which such statements have been filed;

•
Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 11, 2022;

•
Our definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed with the SEC on July 29, 2022 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2022);

•
Our Current Reports on Form 8-K filed with the SEC on June 24, 2022 and July 11, 2022 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus supplement or the accompanying prospectus); and

•
The descriptions of our common stock and our Series B Junior Participating Preferred Stock Purchase Rights contained in Exhibit 4.17 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on July 13, 2022, including any subsequent amendment or report filed for the purpose of amending such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all information contained in all subsequent documents (other than portions of the documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and exhibits furnished on such form that relate to such items, unless otherwise indicated therein) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this prospectus supplement (and the accompanying prospectus) and before the termination of the offering made by this prospectus supplement.
A statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date of those respective documents.
Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus supplement and the accompanying prospectus. You may obtain copies from us of documents incorporated by reference in this prospectus supplement and the accompanying prospectus by requesting them in writing or by email to:
Darren R. Jamison
President and Chief Executive Officer
Capstone Green Energy Corporation
16640 Stagg Street
Van Nuys, California 91406
(818) 734-5300

PROSPECTUS
$150,000,000
Common Stock,
Preferred Stock,
Debt Securities,
Warrants or
Units

From time to time, we may offer up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. Each time we offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.
The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on the Nasdaq Capital Market under the symbol “CPST.” On March 17, 2021, the closing price of our common stock on the Nasdaq Capital Market was $9.15 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the documents incorporated by reference in this prospectus and refer to the risk factors that may be included in a prospectus supplement and in our periodic reports and other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 8.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2021.

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About This Prospectus
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock and debt securities, either individually or in units, in one or more offerings, up to a total dollar amount of $150,000,000. Any of the securities described in this prospectus and in a prospectus supplement may be convertible into or exercisable or exchangeable for other securities that are described in this prospectus or which will be described in a prospectus supplement. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” including the risks referred to under the heading “Risk Factors” in this prospectus, in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus, before buying any of the securities being offered.
Owning securities may subject you to tax consequences. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operating and prospects may have changed materially since those dates.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. This prospectus also contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You may obtain copies of the registration statement of which this prospectus forms a part and of those documents at the SEC’s website mentioned under the heading “Where You Can Find Additional Information.” We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs or the affairs of any other party.

Where You Can Find Additional Information
We post on our public website (http://www.capstoneturbine.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on, or that may be accessed through, our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus. You can also review our electronically filed reports and other information that we file with the SEC on the SEC’s website at http://www.sec.gov.
This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the information incorporated by reference herein. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Incorporation of Certain Information by Reference
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:
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Our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on June 29, 2020, which contains our audited financial statements for the latest fiscal year for which such statements have been filed;

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Our definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed with the SEC on July 17, 2020 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2020);

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Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020, September 30, 2020 and December 31, 2020, filed with the SEC on August 6, 2020, November 10, 2020 and February 9, 2021, respectively;

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Our Current Reports on Form 8-K filed with the SEC on April 29, 2020, May 14, 2020, May 15, 2020, June 17, 2020, July 15, 2020, September 1, 2020, September 11, 2020, October 5, 2020, October 8, 2020, October 26, 2020 and March 22, 2021 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus); and

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The descriptions of our common stock and our Series B Junior Participating Preferred Stock Purchase Rights in Exhibit 4.19 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on June 29, 2020, including any subsequent amendment or report filed for the purpose of amending such description.

We also incorporate by reference into this prospectus all information contained in additional documents (other than portions of the documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and exhibits furnished on such form that relate to such items, unless otherwise indicated therein) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of the initial filing of the registration statement of which this prospectus forms a part and before the termination of the offering made by this prospectus.
A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. You should not assume that the information in this prospectus, any prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain copies from us of documents incorporated by reference in this prospectus by requesting them in writing or by email to:
Darren R. Jamison
President and Chief Executive Officer
Capstone Turbine Corporation
16640 Stagg Street
Van Nuys, California 91406
(818) 734-5300

Forward-Looking Statements
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements can be identified by the fact that they do not relate strictly to historical or current facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “would,” “could,” “should,” “future,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.
Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements in this prospectus, any prospectus supplement or free writing prospectus or in any of the documents that we incorporate by reference, including, among other things:
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the ongoing effects of the COVID-19 pandemic on our business, financial condition, results of operations and cash flows, and the fact that many of the other factors discussed below may be amplified by the COVID-19 pandemic and the continued restrictions that have been instituted as a result of the pandemic;

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the availability of credit and compliance with the agreements governing our indebtedness;

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risks related to our history of net losses and ability to raise additional capital and fund future operating requirements;

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the development of the market for and customer uses of our microturbines;

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our ability to develop new products and enhance existing products;

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our ability to produce products on a timely basis in a high quality manner;

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availability of sources for and costs of component parts;

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competition in the markets in which we operate;

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operational interruption by fire, earthquake and other events beyond our control;

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federal, state and local regulations of our markets and products;

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usage of our federal and state net operating loss carryforwards;

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the financial performance of the oil and natural gas industry and other general business, industry and economic conditions applicable to us; changes to trade regulation, quotas, duties or tariffs, and sanctions caused by the changing U.S. and geopolitical environments;

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our ability to adequately protect our intellectual property rights;

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the impact of pending or threatened litigation; and

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other risks and uncertainties discussed under the caption “Risk Factors” in documents incorporated by reference in this prospectus or any prospectus supplement.

The foregoing list of factors is not exclusive. For further information about these and other risks, uncertainties and factors affecting our business and prospects, please review the disclosure contained in our filings made with the SEC. You should not place undue reliance on any forward-looking statements. Any forward looking statement or information speaks only as of the date on which it is made. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we expressly disclaim any intent or obligation to update any forward-looking statements or risk factors, whether written or oral, that may be made from time to time by or on behalf of us or our subsidiaries, whether as a result of new information, future events or changed circumstances or for any other reason after the date of such forward-looking statements or risk factors. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Summary
This summary highlights selected information from this prospectus or documents incorporated by reference herein, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities referred to under the heading “Risk Factors” in this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Capstone Turbine Corporation,” “Capstone,” “the Company,” “we,” “us,” and “our company” or similar references refer to Capstone Turbine Corporation and our wholly-owned subsidiaries; and the term “securities” refers collectively to our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, or any combination of the foregoing securities.
All trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Our Company
We develop, manufacture, market and service microturbine technology solutions for use in stationary distributed power generation and distribution networks applications, including energy efficient cogeneration combined heat and power, integrated combined heat and power, and combined cooling, heat and power, as well as renewable energy, natural resources, and critical power supply applications. Microturbines allow customers to produce power on-site in parallel with the electric grid or stand-alone when no utility grid is available. Several technologies are used to provide “on-site power generation” (also called “distributed generation”) such as reciprocating engines, solar photovoltaic power, wind turbines and fuel cells. Our microturbines can be interconnected to other distributed energy resources to form “microgrids” (also called “distribution networks”) located within a specific geographic area and provide power to a group of buildings. For customers who do not have access to the electric utility grid, microturbines provide clean, on site power with fewer scheduled maintenance intervals and greater fuel flexibility than competing technologies. For customers with access to the electric grid, microturbines provide an additional source of continuous on-site power generation, thereby providing additional reliability and potential cost savings compared to the local utility. With our stand-alone feature, customers can produce their own energy in the event of a utility power outage and can use microturbines as their primary source of power for extended periods of time unlike traditional diesel standby generator sets. Because our microturbines also produce clean, usable heat energy, they provide economic advantages to customers who can benefit from the use of hot water, chilled water, air conditioning and steam. In addition, our microturbines have been used as battery charging generators for hybrid electric vehicles and to provide power to a vessel’s electrical loads in marine applications. Our microturbines are sold, installed and serviced primarily through our global distribution network. Together with our distributors, we offer new and remanufactured parts as well as a comprehensive Factory Protection Plan through long-term service agreements ranging from 5 to 20 years.
Capstone was incorporated in California in 1988. On June 22, 2000, we reincorporated as a Delaware corporation. Our principal executive offices are located at 16640 Stagg Street, Van Nuys, California 91406, and our telephone number is (818) 734-5300. Our website address is www.capstoneturbine.com. The reference to our website does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus or any prospectus supplement.

Risk Factors
Investing in our securities involves risk. Please see the “Risk Factors” section in any prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K, along with any disclosure related to the risk factors contained in our subsequent reports, in each case, which are incorporated by reference in this prospectus, as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as all other information contained or incorporated by reference in this prospectus. If any of the events described in any such “Risk Factors” section occurs or the risks described therein actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Use of Proceeds
Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be used for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions and repurchases or redemptions of securities. When particular securities are offered, a prospectus supplement related to that offering will set forth our intended use of the net proceeds received from the sale of those securities. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in short-term marketable securities, applied to repay indebtedness outstanding at that time, or used for other general corporate purposes until they are used for their stated purpose.

The Securities We May Offer
We may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock and debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, either individually or in units, with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus contains summary descriptions of the securities that we may offer from time to time, and these summary descriptions are not meant to be complete descriptions of each security. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement, which will include the terms of the offering of securities, the initial offering price, the net proceeds to us and other important terms of the securities.
The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. You should read the applicable prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide.
Description of Capital Stock
General
We may offer, separately or together with, or upon conversion, exercise or exchange of other securities, (i) shares of our common stock, par value $0.001 per share, and/or (ii) whole or fractional shares of our preferred stock, par value $0.001 per share, in each case, as set forth in the applicable prospectus supplement. Our authorized capital stock consists of 51,500,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share. As of March 17, 2021, there were 12,824,190 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our second amended and restated certificate of incorporation, as amended, fourth amended and restated bylaws, and the Delaware General Corporation Law (“DGCL”). You should carefully consider the actual provisions of our second amended and restated certificate of incorporation, as amended, fourth amended and restated bylaws, and the DGCL. For information on how to obtain copies of our amended and restated certificate of incorporation, as amended, and fourth amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
Common Stock
The holders of our Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors, subject to any preferential dividend rights granted to the holders of any outstanding series of Preferred Stock. In the event of our liquidation or dissolution, holders of our Common Stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of Preferred Stock. The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of our Common Stock are not entitled to cumulative voting rights with respect to the election of directors. Directors are elected by a plurality of the votes cast at the meeting of stockholders. Our second amended and restated certificate of incorporation and fourth amended and restated bylaws contain no provisions that would require greater than a majority of stockholders to approve mergers, consolidations, sales of a substantial amount of assets, or other similar transactions. Holders of our Common Stock do not have preemptive rights to purchase shares of our Common Stock. The issued and outstanding shares of our Common Stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our Common Stock are, and any shares of Common Stock issued will be, upon payment therefor, fully paid and nonassessable, which means that holders of our Common Stock will have paid their purchase price in full and we may not require them to pay additional funds. The rights, preferences and privileges of holders of our Common Stock are subject to those of the holders of any Preferred Stock that we may issue in the future.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue from time to time preferred stock in one or more series. Of the 1,000,000 shares of preferred stock authorized under our second amended and restated certificate of incorporation, 60,000 shares have been designated as Series B Junior Participating Preferred Stock. The remainder are undesignated as to preferences, privileges and restrictions. Our board of directors has the authority, without further action by our stockholders, to determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights and terms, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. All shares of preferred stock offered, when issued and upon payment therefor, will be fully paid and nonassessable.
On May 9, 2016, we filed a Certificate of Designations with the State of Delaware which designates 60,000 shares of our preferred stock as Series B Junior Participating Preferred Stock. Each share of Series B Junior Participating Preferred Stock will be entitled, when, as and if declared, to a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) subject to adjustment for stock dividends, subdivisions or combinations of our Common Stock, an amount equal to 100 times the dividend declared per share of common stock. Each share of Series B Junior Participating Preferred Stock will entitle the holder thereof to 100 votes (subject to adjustment for stock dividends, subdivisions or combinations of our Common Stock) on all matters submitted to a vote of the stockholders of the Company. In the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Series B Junior Participating Preferred Stock will be entitled to receive 100 times the amount of stock, securities, cash and/or any other property, as the case may be, received per one share of Common Stock (subject to adjustment for stock dividends, subdivisions or combinations of our Common Stock).
If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. You should carefully read the applicable prospectus supplement or free writing prospectus related to the particular series of preferred stock that we may offer under this prospectus, and consider the actual provisions of the certificate of designations that contains the terms of the applicable series of preferred stock.
The DGCL provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our second amended and restated certificate of incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Anti-Takeover Considerations and Special Provisions of Delaware Law, our Second Amended and Restated Certificate of Incorporation and our Amended and Second Restated Bylaws
Rights Agreement
On May 6, 2019, the Company entered into a rights agreement (the “NOL Rights Agreement”) with Broadridge Financial Solutions, Inc., as rights agent, designed to diminish the risk that our ability to use our net operating losses and certain other tax assets (the “Tax Benefits”) to reduce potential future federal income tax obligations would become subject to limitations by reason of us experiencing an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended. While this NOL Rights Agreement is intended to preserve our net operating losses, it effectively deters current and future purchasers from becoming 4.9% stockholders. The NOL Rights Agreement could also make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders.
In connection with the NOL Rights Agreement, the Company’s Board authorized and declared a dividend of one right (a “New Right”) for each outstanding share of the Company’s common stock. Each New Right entitles the registered holder, subject to the terms of the NOL Rights Agreement, to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.001 per share, at a purchase price of $5.22, subject to adjustment. The description and terms of the New Rights are set forth in the NOL Rights Agreement.
The New Rights will not be exercisable until the earlier to occur of (i) the close of business on the tenth business day after a public announcement or filing that a person or group of affiliated or associated persons has become an “Acquiring Person,” which is defined as a person or group of affiliated or associated persons who, at any time after the date of the NOL Rights Agreement, has acquired, or obtained the right to acquire, beneficial ownership of 4.9% or more of the Company’s outstanding shares of common stock, subject to certain exceptions, or (ii) the close of business on the tenth business day after the commencement of, or announcement of an intention to commence, a tender or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Exchange Act, are treated as beneficial ownership of the number of shares of common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the common stock are directly or indirectly held by counterparties to the derivatives contracts.
The New Rights, which are not exercisable until the Distribution Date, will expire prior to the earliest of (i) May 6, 2022 or such later day as may be established by our board of directors prior to the expiration of the New Rights, provided that the extension is submitted to the Company’s stockholders for ratification at the next annual meeting of stockholders of the Company succeeding such extension; (ii) the time at which the New Rights are redeemed pursuant to the NOL Rights Agreement; (iii) the time at which the New Rights are exchanged pursuant to the NOL Rights Agreement; (iv) the time at which the New Rights are terminated upon the occurrence of certain transactions; (v) the close of business on the effective date of the repeal of Section 382 of the Internal Revenue Code of 1986, if our board of directors determines that the NOL Rights Agreement is no longer necessary or desirable for the preservation of Tax Benefits; and (vi) the close of business on the first day of a taxable year of the Company to which our board of directors determines that no Tax Benefits are available to be carried forward.
The exercise price payable, and the number of shares of Series B Junior Participating Preferred Stock or other securities or property issuable, upon exercise of the New Rights are subject to adjustment from time to time as set forth in the NOL Rights Agreement, including: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Series B Junior Participating Preferred Stock, (ii) in the event of the grant to all holders of the Series B Junior Participating Preferred Stock of certain rights or warrants to subscribe for or purchase Series B Junior Participating Preferred Stock (or their equivalent) or convertible securities at less than the then-current market price of the Series B Junior Participating Preferred Stock or (iii) in the event of the distribution to all holders of the Series B Junior Participating Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series B Junior Participating Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of outstanding New Rights and the number of shares (or fractional shares) of Preferred Stock issuable upon exercise of each New Right are also subject to adjustment in the event of stock splits, stock dividends and other similar transactions. With certain exceptions, however, no adjustment in the exercise price would be required unless such adjustment would require an increase or decrease of at least one percent in the exercise price.
At any time after any person or group of affiliated or associated persons becomes an Acquiring Person (but prior to the acquisition of beneficial ownership by such Acquiring Person of 50% or more of the outstanding shares of common stock), the Board, at its option, may exchange each New Right (other than

New Rights owned by such person or group of affiliated or associated persons which will have become void), in whole or in part, at an exchange ratio of two shares of Common Stock per outstanding New Right (subject to adjustment).
At any time before any person or group of affiliated or associated persons becomes an Acquiring Person, the Board may redeem the New Rights in whole, but not in part, at a price of $0.001 per New Right (subject to adjustment) (the “Redemption Price”). The redemption of the New Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.
Immediately upon the action of the Board electing to redeem or exchange the New Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the New Rights will terminate and the only right of the holders of New Rights will be to receive the Redemption Price.
Until a New Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
Delaware Anti-Takeover Law
The Company is subject to Section 203 of the DGCL, an anti-takeover statute that provides that, if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless (1) the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans) or (3) the merger transaction is approved by the board of directors and by the affirmative vote at a meeting, not by written consent, of stockholders of two-thirds of the holders of the outstanding voting stock that is not owned by the interested stockholder.
Second Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws
The provisions of our second amended and restated certificate of incorporation, as amended, our fourth amended and restated bylaws and the DGCL described below may have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company.
Meetings of and Actions by Stockholders.   Our fourth amended and restated bylaws provide that annual meetings of our stockholders may take place at the time and place designated by our board of directors. A special meeting of our stockholders may be called at any time by the Chairman of the Board, or by a majority of the directors or by a committee of our board of directors that has been granted the power to call such meetings. Stockholders may take action only at a regular or special meeting of stockholders and not by written consent without a meeting.
Authorized But Unissued Shares.   Pursuant to the terms of our second amended and restated certificate of incorporation, as amended, we have authorized but unissued shares of our common stock which are available for future issuance without stockholder approval. In addition, pursuant to the terms of our second amended and restated certificate of incorporation, as amended, we are authorized to issue, without shareholder approval, up to an aggregate of 1,000,000 shares of preferred stock, par value $0.001 per share, determined by our board of directors, which may have established from time to time the number of shares to be included in such series, and fixed the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof. Any preferred stock so established and designated by our board of directors may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.
These shares of common stock and preferred stock may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock, and our ability to fix the designations, powers, preferences and rights of shares of our preferred stock, could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer or merger, or otherwise.
Cumulative Voting.   Our fourth amended and restated bylaws expressly deny stockholders the right to cumulative voting in the election of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations.   Our fourth amended and restated bylaws include advance notice procedures and requirements for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record at the time of giving notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.
Amendment of the Certificate of Incorporation.   Our second amended and restated certificate of incorporation may be amended, altered, changed or repealed in the manner prescribed by the DGCL. However, no amendment, alteration, change or repeal may be made with respect to Article V (amendment of the bylaws by the stockholders), Article VI (number of directors), Article VII (term of office of directors after an increase or decrease in the number of directors), Article IX (action by stockholders), Article X (calling of special meetings of the stockholders) or Article XI (amendment of the certificate of incorporation) without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of our outstanding voting stock, voting together as a single class.
Amendment of the Bylaws.   Our fourth amended and restated bylaws may be rescinded, altered, amended or repealed, and new bylaws may be made (i) by our board of directors, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the board, or (ii) by the stockholders, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the our outstanding voting stock, at any annual or special meeting of stockholders. In any event, the bylaws can only be amended if such amendment would not conflict with the our certificate of incorporation. In addition, any bylaw made or altered by the requisite number of stockholders may be altered or repealed by our board of directors or by the requisite number of stockholders.
Exclusive Forum.   Our fourth amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the district of Delaware) will be the exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of, or a claim based on, breach of fiduciary duty owed by any of our directors, officers, other employees or stockholders to us or our stockholders, (3) any action asserting a claim against us or any of our directors, officers, other employees or stockholders arising pursuant to the DGCL, our certificate of incorporation or our bylaws, or (4) any action asserting a claim against us or any director, officer, other employee or stockholder governed by the internal affairs doctrine. Although the Company believes this provision provides increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against us and our directors, officers and other employees.
Limitations on Liability and Indemnification of Officers and Directors
Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.
We have adopted provisions in our second amended and restated certificate of incorporation, as amended, and fourth amended and restated bylaws which require us, to the fullest extent permitted by the DGCL, to indemnify all directors and officers of Capstone against any liability and to advance indemnification expenses on behalf of all directors and officers of Capstone. In addition, our fourth amended and restated bylaws provide that we may, at the discretion of our board of directors, indemnify any person who is a party to any threatened, pending or completed action, suit or proceeding or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of Capstone or is or was serving at Capstone’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. To the fullest extent permitted by law, the indemnification provided under the fourth amended and restated bylaws shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by Capstone in advance of the final disposition of such action, suit or proceeding. The indemnification provided under the fourth amended and restated bylaws shall not be deemed to limit our right to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from Capstone may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
The second amended and restated certificate of incorporation further requires us to limit, to the fullest extent permitted by the DGCL, the liability for monetary damages of directors of Capstone for actions or inactions taken by them as directors. If the DGCL is later amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the certificate provides that the liability of a director shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time. The second amended and restated certificate of incorporation also permits us, to the fullest extent permitted by the DGCL, to purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or our fourth amended and restated bylaws, against any liability which may be asserted against any director, officer or such other person, and provides that we may enter into contracts providing for the indemnification of any director, officer or such other person to the fullest extent permitted by the DGCL.
The limitation of liability and indemnification provisions in our second amended and restated certificate of incorporation and fourth amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.
Transfer Agent and Registrar
Our transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc., 1717 Arch St., Suite 1300, Philadelphia, Pennsylvania 19103.
Listing
Our common stock is listed on the Nasdaq Capital Market, under the symbol “CPST.”

Description of Debt Securities
The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. We refer to the senior and subordinated debt and senior and subordinated convertible debt collectively as debt securities. While the terms we have summarized below would generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the general terms we describe below.
We may offer, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement. We may offer senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may offer subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The indentures may be supplemented or amended from time to time following their execution. The forms of senior indenture and subordinated indenture are filed as exhibits to this registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures.
None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise stated in the applicable prospectus supplement, neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you will be one of our unsecured creditors.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indenture applicable to a particular series of debt securities. The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. You should carefully read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, and consider the actual provisions of the indentures and any supplemental indentures.
General
We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:
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the title;

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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

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the maturity date;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place where payments will be payable;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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whether the indenture will restrict our ability or the ability of our subsidiaries to:

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incur additional indebtedness;

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issue additional securities;

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create liens;

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pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

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redeem capital stock;

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place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

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make investments or other restricted payments;

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sell or otherwise dispose of assets;

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enter into sale-leaseback transactions;

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engage in transactions with stockholders or affiliates;

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issue or sell stock of our subsidiaries; or

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effect a consolidation or merger;

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whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

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information describing any book-entry features;

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provisions for a sinking fund purchase or other analogous fund, if any;

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the applicability of the provisions in the indenture on discharge;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may, from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (a) the payment of interest accruing prior to the issue date of such further debt securities or (b) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
Certain Terms of the Senior Debt Securities
Conversion or Exchange Rights.   We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of senior debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of senior debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale.   Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the senior indenture or the senior debt securities, as appropriate. If the senior debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the senior debt securities into securities that the holders of the senior debt securities would have received if they had converted the senior debt securities before the consolidation, merger or sale.
No Protection in the Event of a Change in Control.   Unless we indicate otherwise in a prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default.   Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to any series of senior debt securities that we may issue:
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if we fail to pay interest when due and payable and our failure continues for 30 days (or such other period as may be specified for such series) and the time for payment has not been extended;

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if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise (and, if specified for such series, the continuance of such failure for a specified period), and the time for payment has not been extended;

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if we fail to observe or perform any other covenant contained in the senior debt securities or the senior indenture, other than a covenant that is specifically dealt with elsewhere in the senior indenture, and our failure continues for 90 days after we receive notice from the senior trustee or holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of senior debt securities.
If an event of default with respect to senior debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the senior trustee or the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of that series, by notice to us in writing, and to the senior trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of senior debt securities then outstanding shall be due and payable without any notice or other action on the part of the senior trustee or any holder.
Unless otherwise specified in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the senior indenture. Any waiver shall cure the default or event of default.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the senior trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of, premium, if any, on or interest on such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or exercising any trust or power conferred on the senior trustee with respect to such senior debt securities. However, the senior trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the senior trustee in personal liability or that the senior trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities.

Modification and Waiver.   We and the senior trustee may amend, supplement or modify the senior indenture or the senior debt securities without the consent of any holders with respect to the following specific matters:
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to evidence the succession of another person to the Company under the senior indenture and the senior debt securities and the assumption by any successor of the obligations of the Company thereunder;

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to add or remove covenants for the benefit of the holders of senior debt securities or to surrender any right or power conferred upon the Company provided such action does not adversely affect the interests of the holders;

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to add any additional events of default;

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to add to or change any of the provisions of the senior indenture as necessary to permit or facilitate the issuance of senior debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of senior debt securities in uncertificated form;

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to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination (a) shall neither (i) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such security with respect to such provision or (b) shall become effective only when there is no such security outstanding;

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to establish the forms or terms of the senior debt securities of any series issued pursuant to the terms of the senior indenture;

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to cure any ambiguity or defect or correct any inconsistency in the senior indenture;

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to evidence and provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the senior indenture as necessary to provide for or facilitate the administration of the trusts by more than one trustee;

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to qualify the senior indenture under the Trust Indenture Act;

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to provide for uncertificated senior debt securities in addition to certificated senior debt securities; and

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to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the senior debt securities may be listed or traded.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
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reduces the amount of senior debt securities whose holders must consent to an amendment, supplement or waiver;

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reduces the rate of or extends the time for payment of interest on any senior debt security;

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reduces the principal or changes the stated maturity of any senior debt security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund;

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reduces the principal amount of discount securities payable upon acceleration of the maturity thereof;

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waives a default or event of default in the payment of the principal of (or premium, if any) or interest, if any, on any senior debt security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of such series and a waiver of the payment default that resulted from such acceleration);
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makes the principal of or interest, if any, on any senior debt security payable in any currency other than that stated in the security;

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makes any change in specified sections in the senior indenture; or

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waives a redemption payment with respect to any senior debt security.

Satisfaction and Discharge.   We can elect to satisfy and discharge our obligations with respect to one or more series of senior debt securities, except for specified obligations, including obligations to:
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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the senior trustee;

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compensate and indemnify the senior trustee; and

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appoint any successor senior trustee.

In order to exercise our rights to be discharged, we must deposit with the senior trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the senior debt securities of the series on the dates payments are due.
Information Concerning the Senior Trustee.   The senior trustee, other than during the occurrence and continuance of an event of default under the senior indenture, undertakes to perform only those duties as are specifically set forth in the applicable senior indenture and no implied covenants or obligations shall be read into the senior indenture against the senior trustee. Upon the occurrence and during the continuation of an event of default under the senior indenture, the senior trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
The senior trustee is under no obligation to exercise any of the powers given it by the senior indenture at the request of any holder of senior debt securities unless it is offered security and indemnity against the costs, expenses and liabilities that it might incur.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement or free writing prospectus relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination.   The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, on or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of, or premium, if any, on and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.
Ranking of Debt Securities
The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness (including senior debt securities) to the extent described in a prospectus supplement or free writing prospectus.

Description of Warrants
The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock, preferred stock and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. We may offer series of warrants under a separate warrant agreement between us and a warrant agent. While the terms we have summarized below would generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the general terms we describe below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of warrants described in the applicable prospectus supplement or supplements. You should carefully read the applicable prospectus supplement or free writing prospectus related to the particular series of warrants that we may offer under this prospectus, and consider the actual provisions of the warrants and any related warrant agreement.
General
The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:
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the title of the warrants;

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the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

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the price or prices at which the warrants will be issued;

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the aggregate number of warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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the form of consideration that may be used to exercise the warrants;

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the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

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the maximum or minimum number of warrants which may be exercised at any time;

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the terms of any mandatory or option call provisions;

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whether the warrants are to be issued in registered or bearer form;

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whether the warrants are extendible and the period or periods of such extendibility;

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the identity of any warrant agent; and

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other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we may issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with the terms of such warrants.
Calculation Agent
Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.
The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Description of Units
The following description, together with the additional information that we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the units that we may offer under this prospectus. We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock and/or preferred stock in any combination. While the terms we have summarized below would generally apply to any future series of units we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any series of units we offer under a prospectus supplement or free writing prospectus may differ from the general of terms we described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of units described in the applicable prospectus supplement or supplements. You should carefully read the applicable prospectus supplement or free writing prospectus related to the particular series of units that we may offer under this prospectus, and consider the actual provisions of the unit agreement and any supplemental agreements that contain the terms of the units.
General
Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below in this section;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
Title
We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Forms of Securities
General
Each debt security, unit and warrant will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the registered debt securities, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ abilities to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants, or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Dilution
If there is material dilution of the purchasers’ equity interest from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers’ securities in an offering under this prospectus:
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the net tangible book value per share of our equity securities before and after the offering;

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the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

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the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

Plan of Distribution
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, a combination of these methods or any other method permitted by law. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

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at prices related to the prevailing market prices; or

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at negotiated prices.

Each time we offer and sell securities, we will provide a prospectus supplement that will set forth the terms of the offering of the securities, including:
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the name or names of the underwriters, dealers or agents, if any;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or re-allowed or paid to underwriters, agents or dealers; and

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any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if they purchase any of the securities, other than securities covered by any over-allotment option. We may use underwriters with whom we or they have a material relationship. The prospectus supplement, naming the underwriter, will describe the nature of any such relationship.

If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents will be involved. The terms of these sales will be described in the applicable prospectus supplement. We will not make an offer of securities in any jurisdiction that does not permit such an offer.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities from us or them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we must pay for solicitation of these contracts.
We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NASDAQ Capital Market. We may elect to list any other securities on an exchange, but we are not obligated to do so. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange (if the securities are listed on an exchange), in the over-the-counter market or otherwise.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Any underwriters that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the common stock and extending through the completion of distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, certain of the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Certain Income Tax Considerations
If necessary, any material U.S. income tax consequences relating to the purchase, ownership, sale, disposition, exercise or conversion of, or other transaction involving, any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities. You are urged to consult your own tax advisors prior to any acquisition of our securities.
Legal Matters
Except as otherwise provided in any prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Katten Muchin Rosenman LLP, Chicago, Illinois. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
Experts
The consolidated financial statements of Capstone Turbine Corporation as of March 31, 2020 and 2019 and for each of the two years in the period ended March 31, 2020 included in Capstone Turbine Corporation’s Annual Report on Form 10-K for its fiscal year ended March 31, 2020, have been incorporated by reference herein and in the registration statement of which this prospectus forms a part in reliance upon the reports of Marcum LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Capstone Green Energy Corporation
Shares of Common Stock
Warrants to Purchase up to        Shares of Common Stock
PROSPECTUS SUPPLEMENT
Sole Book-Running Manager
LAKE STREET
Co-Manager
JOSEPH GUNNAR & CO., LLC
           , 2022